Exhibit 10.3

August 29, 2007

Polaris Holdings, Inc.
Suite 120, 2411 Fountainview Drive
Houston TX 77057

Attention: Ingolf Grinde

Dear Ingolf,

Re: Acquisition & Participation Agreement

Velocity Oil & Gas, Inc. (“Velocity”) and Polaris Holdings, Inc. (“Polaris”) executed the above referred Agreement on or about August 8, 2007.

1.The Closing Date was stipulated to be September 1, 2007 (Clause 4).

2.[Deleted] The Seller was to prepare and submit to Buyer for its review the proposed form of assignment at least 5 days prior to the Closing Date (Clause 4, last sentence). [Deleted]

    "Will be prepared by Dave Tory Sunray"

3.The Buyer was to conduct due diligence and satisfy itself with a review if the technical and commercial data (Clause 6). No data has been received by Velocity and hence couldn’t complete its due diligence by the date (5 days prior to Closing) prescribed.

In view of the above facts I propose that we amend the Agreement and make the Closing Date October 1, 2007.

Please indicate your agreement by countersigning this letter.

Sincerely Yours,
/S/ Frank A. Jacobs                                                                                                    /S/ Ingolf Grinde
Frank A. Jacobs                                                                                                          Ingolf Grinde
President and CEO                                                                                                     Polaris Holdings, Inc.